EMPLOYMENT AGREEMENT
Szilvia Toth

EMPLOYMENT AGREEMENT
Entered into by and between
name:	Vidatech Technológiai Kutató, Fejlesztő és Szolgáltató Kft.
head office:	H-1095 Budapest, Soroksári út 94-96.
company registration No.:	01-09-870107
tax No.:	13 72 76 26 - 2 - 43
bank account No.:	10 10 41 67 - 57 30 27 00 - 01 00 00 03
represented by:	KUN Dániel
as Employer (hereinafter: „Employer”), on the one hand,
and
name:	TÓTH Szilvia
residential address:	1054 Budapest, Kálmán Imre u. 22.
mother’s name:	SZABÓ Margit
tax No.:	8416862478
social security No.:	086425522
as Employee (hereinafter: „Employee”), on the other hand, (referred to hereinafter as collectively as „Contracting Parties”)
at the place and date stated below, under the following terms and conditions.

§ 1
JOB
1.1. The Employer employs the Employee as Chief Accounting Officer.
1.2. The job of the Employee includes particularly the fulfilment of the following tasks:
•	The Chief Accounting Officer manages the economic, financial and accounting work of the Company.

The detailed description of the tasks belonging to the job of the Employee is contained in the Job Description attached to this Agreement. The Job Description forms the inseparable part of this Agreement (Annex No. 1).

§ 2
TERM OF THE AGREEMENT
 2.1. The Contracting Parties conclude the employment for an indefinite period of time.
 2.2. The commencement of the employment is the day of taking on work by the Employee, i.e.:
•	24 October 2007

§ 3
PROBATION PERIOD
The Contracting Parties agree on a probation period of 30days. During the period of probation both the Employee and the Employer may terminate the employment with immediate effect, without cause.

§ 4
WAGE
 4.1. The gross monthly personal basic wage is HUF 415,000, say Four hundred and fifteen thousand Forints. The basic wage will always be paid to the Employee until the 5th day of the month following the subject month, after the deduction of the statutory taxes and contributions.

4.2. In any other issues not regulated in this Clause the provisions set forth in Sections 141 to 153 of the Labour Code shall be governing, on the basis of Section 76 (7) (b) and Section 76/B (1) of Act XXII of 1992 on the Labour Code.

§ 5
PLACE OF THE PERFORMANCE OF WORK
The Employee shall perform the work primarily at the head office of the Employer. The Employee agrees that, according to the characteristics of her job, she shall also perform work at places other than the head office of the Employer.

§ 6
WORKING TIME
The weekly working time is 40 hours.In any other issues not regulated in this Clause the provisions set forth in Sections 117 to 129 of the Labour Code shall be governing, on the basis of Sections 76 (7) (a) and Section 76/B (1) of the Labour Code.

§ 7
ORDINARY PAID LEAVE
The Employee is entitled to annual paid leave according to the Labour Code. In any other issues not regulated in this Clause the provisions set forth in Sections 130 to 136 of the Labour Code shall be governing, according to Section 76 (7) (e) and Section 76/B (1) of the Labour Code.

§ 8
TERMINATION
8.1.
Both the Employer and the Employee are entitled to terminate the employment by 30-day ordinary notice. The Employer shall give cause for its termination. For the notice period the provisions set forth in Sections 92 to 94 of the Labour Code shall be governing, on the basis of Sections 76 (7) (f) and Section 76/B (1) of the Labour Code

8.2.
Both the Employer and the Employee are entitled to terminate the employment by extraordinary notice, if the other Contracting Party violates with intent or by gross negligence any of her/its material obligations derived from this Agreement or displayed a conduct, due to of which the continuation of the employment became impossible.

§ 9
EXERCISE OF EMPLOYER’S RIGHTS
The employer’s rights shall be exercised by Viktor Rozsnyay, President & Chief Executive Officer.

§ 10
CONFIDENTIALITY
The Employee shall keep the business secrets becoming known to her during the term of or in connection with the employment without limitation in time. All facts, data, information or solutions related to the economic activity of the Employer shall qualify as business secret, the confidentiality of which is in the economic or other interests to be appreciated of the Employer. The Employee acknowledges that the violation of her aforementioned obligation may serve as basis for her civil law or penal law responsibility, over and above the labour law consequences thereof.

§ 11
COLLECTIVE BARGAINING AGREEMENT
The Employer declares that it is not subject to collective bargaining agreement.

§ 12
APPLICABLE LAW
In the issues not regulated in this Agreement the provisions of the Labour Code, as well as of other Hungarian legal rules in force from time to time shall be governing.

§ 13
INVALID PROVISIONS
If any provision of this Employment Agreement is or becomes invalid, this shall not affect the validity of the other provisions, save for the case, if the Contracting Parties had not entered into the Employment Agreement without such invalid provision. In the event of partial invalidity the statutory provisions relating to employment shall be applicable mutatis mutandis.

§ 14
AMENDMENT TO THE EMPLOYMENT AGREEMENT
The amendment to this Employment Agreement is only valid in writing. Oral agreements are invalid.

§ 15
GENERAL PROVISIONS

15.1.	This Employment Agreement was prepared in 2 counterparts. The Annexes to the Employment Agreement form the inseparable part of the Agreement.

15.2.	This Employment Agreement was prepared in the Hungarian language. Hungarian is the governing language of the Employment Agreement.

Budapest, 24 October 2007

/s/ Szilvia Toth	/s/ Viktor Rozsnyay
Employee	President & CEO

Annex No. 1 to the Employment Agreement

JOB DESCRIPTION

Chief Accounting Officer

Job Description

Name:
•	TÓTH Szilvia

Position:
•	Chief Accounting Officer

Direct superior:
•	President & CEO / Vice President & Secretary

Her manager’s tasks:
•	Perform the financial supervision of the Company.
•	Enforce the objectives and plan tasks, relating to the economic organisation, of the Company.
•	Perform the aim-setting, planning, organisational, managing, controlling and evaluation tasks related to the activity of the economic organisation.
•	Secure the work conditions and operation of the economic organisation, develop an operational information system.
•	Draft, systematise and issue the tasks.
•	Manage the (financial and workforce) resources of the business association.
•	Determine jobs, elaborate headcount standards.
•	Develop the division of work best suitable for the fulfilment of tasks, harmonise part tasks, regulate the operations.
•	Elaborate the incentive system of the economic organisation.
•	Reveal the operational deficiencies of the economic organisation, improve the working method, secure the ability of development.
•	Execute the tasks, relating to the economic field, of the Company’s human policy.
•	Evaluate the work of the subordinates.
•	Develop her qualification and management methods.

Her professional tasks:
•	The Chief Accountant Officer manages the economic financial, accounting and HR work of the Company.
•	Promote the economical operation of the Company and the efficient utilisation of the assets thereof, create the conditions necessary for it.
•	Elaborate the planning and checking system, evaluate the operations and improve them on a continuous basis.
•	Manage the planning activity, prepare business plans.
•	Monitor and evaluate the fulfilment of the plans.
•	Prepare evaluation.
•	Organise, manage and control the economic, financial, accounting and HR activities of the Company.
•	Develop the accounting information system of the Company, supervision of compliance with discipline regarding the handling of accounting certificates and vouchers.
•	Prepare the financial statements, compiling the business report for the management.
•	Participate in the elaboration of development objectives.
•	Ensure steadily the financial balance of the Company, prepare liquidity plans, monitor and evaluate the implementation.
•	Organise and control the cash flow, arrange bank and credit matters.
•	Manage the performance of obligations towards the budget and the procedures of tax return, tax payment and tax reclaiming.
•	Control the cost management, elaborate a cost accounting system.
•	Liase with banks and financial institutions.
•	Provide for the operation and control of the cash in hand.
•	Prepare the balance sheet, statement of assets and income statement of the Company.
•	Provide for the collection of customer receivables and for the fulfilment of suppliers’ payables.
•	Provide for the statistical data supply of the Company.
•	Provide for the adaptation to the group of companies of the Labour Code and other labour provisions and for the fulfilment of the relevant tasks.
•	Provide for the fulfilment of social security tasks.
•	Prepare the price plan of the Company.

She decides on:
•	The development and regulation of the economic, financial, accounting and HR processes of the Company, as well as the information system thereof.
•	Collecting customer debts.
•	Execution tasks of the financial field.
•	The matters of corporate signature referred to her competence.
•	The employer’s rights referred to her competence.

She prepares decisions on:
•	Granting and withdrawal of right of remittance.
•	The annual business plan of the Company.
•	The incentive system of the Company.
•	Concluding contracts.
•	Raising credits.

She is responsible for the following:
•	Observation and causing to observe the provisions regulating the tasks and operation of the business field.
•	Observation of and causing to observe the working discipline, discipline regarding the handling of accounting certificates and vouchers and the deadlines of the performance of tasks.
•	Workmanlike fulfilment of and causing to fulfil the work task, genuineness and accuracy of information supplies.
•	Causing the employees to understand, observe and execute the laws, other legal rules and internal regulations relating to her special field.
•	Success of the work of the business field, high-standard and effective fulfilment of the tasks referred to the scope of activities.
•	Ensuring cooperation among the organisational units subject to her management.
•	Enforcement of the interests of the company.
•	Keeping and causing to keep the business secret, observation of the security measures
•	Efficient contribution to the preservation and increasing of the assets of the company.
•	Professional aptitude and development of the employees subject to her management.
•	Good workplace atmosphere.

She maintains work relations with:
•	The Vice President & Secretary,
•	The managers of the other organisational units of the group of companies,
•	The Chief Financial Officer,
•	The Employees of the organisational unit headed by her,
•	The tax authority,
•	Social security organs,
•	Banks, financial institutions, etc.

Substitution:
•	In the event of her absence or incapacitation she shall be deputized for by the person appointed by the Managing Director.

Legal rules and prescriptions:
•	Accounting Act and other legal rules relating to accounting.
•	Laws and legal rules relating to taxation.
•	Financial laws and other legal rules.
•	The Labour Code and other legal rules relating to HR and social security.
•	Prescriptions of the Central Office of Statistics.
•	Organisational and operational regulations.
•	Job descriptions and internal regulations relating to her work field.

Requirements related to filling the position:
•	University or college degree in economics or accountancy and finance,
•	Certificate of clean criminal record,
•	Driving licence category “B”.

Date of entry into force: 24 October 2007

Budapest, 24 October 2007

Acknowledged by:	Approved by:

/s/ Szilvia Toth	/s/ Viktor Rozsnyay
Employee	President & CEO

Annex No. 2 to the Employment Agreement

INFORMATION ON THE CONDITIONS LISTED IN SECTION 76 (7) OF THE LABOUR CODE

The employment comes into existence by the employment agreement set out in written form. The parties may agree on any issue in the employment agreement; the condition of the validity of their agreement is that the employment agreement may not be contrary to any legal rule or the collective bargaining agreement, unless it states a condition more favourable for the employee.

In the employment agreement the parties shall agree on the personal basic wage, job and place of work of the employee. Simultaneously with the conclusion of the employment agreement the employer shall inform the employee on the following:

a)	guiding schedule of work,
b)	other elements of the wage,
c)	day of wage payment,
d)	day of taking on work,
e)	method of calculation of the period and delivery of ordinary paid leave, and
f)	the rules of determining the notice period governing for employer and employee, as well as
g)	whether the employer is subject to a collective bargaining agreement.

Remark to § 2:
The employment comes into existence for an indefinite period of time– unless agreed on to the contrary. The period of an employment for a definite term shall be determined by calendar or in another suitable way. If the parties do not determine the period of the employment by calendar, the employer shall inform the employee on the expectable period of the employment.
The employment of definite term shall be transformed into one of indefinite term if the employee continues to work after the expiry of the term at least for one working day with the knowledge of her direct superior.

Remark to § 7:
The rate of the basic paid leave is twenty working days.
1.)	The rate of the ordinary paid leave due to the Employee and the rules of its delivery are contained in Sections 130 to 136 of the Labour Code.
Basic paid leave	20 working days
in the age of 25	+ 1 working day 21 working days
in the age of 28	+ 1 working day 22 working days
in the age of 31	+ 1 working day 23 working days
in the age of 33	+ 1 working day 24 working days
in the age of 35	+ 1 working day 25 working days
in the age of 37	+ 1 working day 26 working days
in the age of 39	+ 1 working day 27 working days
in the age of 41	+ 1 working day 28 working days
in the age of 43	+ 1 working day 29 working days
in the age of 45	+ 1 working day 30 working days
The Employee is entitled to the longer paid leave for the first time in the year, in which she reaches the higher age.

Supplementary leave due to the Employee:
o	supplementary leave due to juveniles: 5 working days before reaching the age of 18 and in the year of completing 18 years of age

o
On the basis of the decision of the parents for the parent undertaking a bigger role in the bringing-up of his/her child or for the parent bringing up his/her child alone, on his/her child(ren) under the age of 16:

▪	for one child: two,
▪	for two children: four,
▪	for more than two children altogether seven working days per year are due, for the last time in the year in which the child(ren) complete(s) its (their) 16th year of age.

The date of delivering the paid leave will be determined by the Employer, after hearing the Employee.

The Employer is obliged to deliver one quarter of the basic paid leave – save for the first three months of the employment – at the date according to the request of the Employee.
The Employee shall announce her relevant claim no later than fifteen days before the commencement of the leave.

The paid leave shall be delivered in the year of its due date, exceptions are the illness of the Employee or a particularly important economic interest.
The leave may be delivered in more than two instalments only at the request of the Employee.

Remarks to § 8:
The employment may be terminated:
a)	with the common consent of Employer and Employee;
b)	by ordinary notice;
c)	by extraordinary notice;
d)	with immediate effect during the probation period.

The agreement or declarations directed to the termination of the employment shall be reduced to writing, no deviation therefrom shall be valid.
The Employer shall reason its notice of termination; the cause of the termination shall clearly transpire from the reasoning. In case of a dispute the Employer shall prove the reality and reasonableness of the cause of termination. The cause of termination may only be a cause related to the capabilities of the Employee, to her conduct related to the employment or to the operation of the Employer.

Notice period

In case of ordinary notice of the Employer or the Employee the extent of the notice period shall be:
o	at least thirty days.

The thirty-day notice period will be extended
o	by five days after three years
o	by fifteen days after five years
o	by twenty years after eight years
o	by twenty-five days after ten years
o	by thirty days after fifteen years
o	by forty days after eighteen years
o	by sixty days after twenty years
spent in employment with the Employer.

The Employer shall exempt the Employee from the performance of work for half of the notice period at the date and  in the instalments according to the request of the Employee. The Employee is entitled to her average earnings for the period of exemption.